Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayne Savings 401(k) Retirement Plan

Wooster, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-105845) of Wayne Savings Bancshares, Inc. of our report dated June 23, 2017, relating to the financial statements and supplemental schedule of Wayne Savings 401(k) Retirement Plan which appear in this Form 11-K for the years ended December 31, 2016 and 2015.

/s/ BDO USA, LLP

BDO USA, LLP
Cleveland, Ohio

June 23, 2017